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                                                                    EXHIBIT 99.1


                      PRESS RELEASE dated January 17, 2001

HEADLINE: Fidelity National Financial, Inc. Announces Fourth Quarter 2000 EPS Expectations

DATELINE: IRVINE, Calif., Jan. 17

BODY:
Fidelity National Financial, Inc. (NYSE: FNF), the nation's largest provider of title insurance and real estate related products and services, today announced that it expects to at least meet the current fourth quarter 2000 First Call consensus EPS estimates of $.47. The Company plans to release fourth quarter 2000 earnings before the opening of regular market trading on February 14, 2001.

Fidelity National Financial, Inc. is the nation's largest title insurance and diversified real estate related services company. The Company's title insurance underwriters -- Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title -- together issue approximately 30 percent of all title insurance policies nationally. The company provides title insurance in 49 states, the District of Columbia, Guam, Mexico, Puerto Rico, the U.S. Virgin Islands and Canada.

In addition, Fidelity, through its principal subsidiaries, performs other real estate-related services such as escrow, appraisal services, collection and trust activities, real estate information and technology services, trustee's sale guarantees, credit reporting, attorney services, flood certifications, real estate tax services, reconveyances, recordings, foreclosure publishing and posting services and exchange intermediary services in connection with real estate transactions. More information about the Company can be found on Fidelity's website, located at www.fnf.com.

This press release contains forward-looking statements. The words "believe," "expects," "intend," "anticipate," "will," and "project," and other similar expressions identify forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, competition and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

SOURCE Fidelity National Financial, Inc.

CONTACT: Daniel Kennedy Murphy, Director of Investor Relations, Fidelity National Financial, Inc., 805-696-7218, dkmurphy@fnf.com

URL: http://www.prnewswire.com